EXHIBIT 5

Kelley Drye & Warren LLP
101 Park Avenue
New York, NY 10178

August 28, 2007

NYFIX, Inc.
100 Wall Street
New York, New York 10005

Ladies and Gentlemen:

We are acting as special counsel to NYFIX, Inc., a Delaware corporation (the “Company”), in connection with the registration of the resale of 4,640,604 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), including 2,870,693 shares of Common Stock issued and outstanding (the “Issued Shares”) and 1,769,911 shares of Common Stock (the “Note Shares”) issuable to one of the selling stockholders upon conversion of an aggregate of $10,000,000 principal amount of convertible notes payable on December 30, 2009 (the “Convertible Notes”), of which such selling stockholder currently owns $7,500,000 principal amount of such notes and has an option, exercisable within 60 days, to acquire the remaining $2,500,000 principal amount of the Convertible Notes. The Company is filing concurrently herewith a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), with respect to resales of the Shares.

In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) the Registration Statement, together with exhibits and schedules thereto, in the form filed with the Commission; (ii) the Company’s Restated Certificate of Incorporation, as amended to date, (iii) the Company’s Amended By-Laws; and (iv) records of corporate proceedings of the Company, as made available to us by officers of the Company; and have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.

For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements as to factual matters of officers and other representatives of the Company. We have been advised by the Company that all of the Issued Shares, are fully paid; we have relied upon such advice and have made no independent investigation thereof. Our opinion expressed below is subject to the qualification that we express no opinion as to any law other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws or the rules, regulations or orders of any municipal agencies within any such state.

August 28, 2007

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that:

1.  The Issued Shares have been validly issued and are fully paid and non-assessable.

2.  The Note Shares to be issued by the Company pursuant to the terms of the Convertible Notes have been duly authorized and reserved for issuance and, when certificates for the Note Shares have been duly executed by the Company, countersigned by a transfer agent, duly registered by a registrar for the Company’s Common Stock and issued and paid for in accordance with the terms of the Convertible Notes, the Note Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our Firm in the Prospectus included therein under the caption “Legal Matters”. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as defined in Section 11 of the Act or the rules and regulations promulgated thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

KELLEY DRYE & WARREN LLP

/s/ Kelley Drye & Warren LLP